Exhibit 10.15

THE PRINCIPAL AMOUNT OF THIS NOTE IS DETERMINED PURSUANT TO THE TERMS OF SECTION 1 HEREOF. THIS NOTE IS SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN SECTION 9 HEREOF AND CERTAIN RIGHTS OF SETOFF SET FORTH IN SECTION 8 HEREOF. THIS NOTE WAS ORIGINALLY ISSUED ON NOVEMBER 13, 2019 AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY COMPARABLE STATE SECURITIES LAW.

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF NOVEMBER 13, 2019, BY AND AMONG BERKSHIRE BANK, A MASSACHUSETTS CORPORATION (THE “SENIOR CREDITOR”), TO OR FOR THE ACCOUNT OF TOTALSTONE, LLC, A LIMITED LIABILITY COMPANY FORMED UNDER THE LAWS OF THE STATE OF DELAWARE (“TOTALSTONE”), AND NORTHEAST MASONRY DISTRIBUTORS, LLC (F/K/A NEM PURCHASER, LLC), A LIMITED LIABILITY COMPANY DULY ORGANIZED AND VALIDLY EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE (“NORTHEAST” AND COLLECTIVELY WITH TOTALSTONE, THE “BORROWER”), AVELINA MASONRY, LLC (F/K/A NORTHEAST MASONRY DISTRIBUTORS, LLC), A DELAWARE LIMITED LIABILITY COMPANY (THE “JUNIOR CREDITOR” AND COLLECTIVELY WITH THE SENIOR CREDITOR, THE “CREDITORS”), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE BORROWER PURSUANT TO THAT CERTAIN ASSET PURCHASE AGREEMENT BY AND AMONG NORTHEAST, THE JUNIOR CREDITOR, THE AVELINA COMPANIES, INC., A MASSACHUSETTS CORPORATION, IN ITS INDIVIDUAL CAPACITY, AND JAMES PALATINE, AN INDIVIDUAL, DATED AS OF NOVEMBER 13, 2019, AS AMENDED, MODIFIED OR SUPPLEMENTED AND AS MAY FROM TIME TO TIME HEREAFTER BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED (THE “ASSET PURCHASE AGREEMENT”) AS SUCH ASSET PURCHASE AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, TO THE EXTENT PERMITTED BY THE SUBORDINATION AGREEMENT.

EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

NON-NEGOTIABLE SECURED SUBORDINATED

CONTINGENT VALUE PROMISSORY NOTE

For value received and subject to the terms and conditions contained in this Non- Negotiable Secured Subordinated Contingent Value Promissory Note (this “Note”), NEM Purchaser, LLC, a Delaware limited liability company (the “Company”), hereby promises to pay to Northeast Masonry Distributors, LLC, a Delaware limited liability company, its successors and assigns (the “Holder”), the amount that becomes due pursuant to Section 1(d) of this Note, if any (collectively, the “Earned Amount”), with interest thereon as set forth herein.

This Note is issued by the Company to the Holder pursuant to that certain Asset Purchase Agreement, dated the date hereof, by and among the Company, as buyer, and Northeast Masonry Distributors, LLC, as seller (“Seller”), and The Avelina Companies, Inc. and James Palatine, as the owners of the Seller (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), and this Note is the “Earn-Out Note” referred to therein. Certain defined terms used herein shall have the meanings ascribed to such terms in Section 7 hereof. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement. Holder expressly acknowledges and agrees that the Earned Amount as of the date of this Note is $75,000 and that such amount is not due and payable until June 15, 2022 unless converted pursuant to the terms of that certain Membership Interest Purchase and Subscription Agreement, to be dated within 7 days of the execution of this Note, by and between James Palatine and TotalStone, LLC.

1.	Earning of Any Principal Amount.

(a) Calculations. The Company shall give notices to the Holder as follows:

(i) On or before June 15, 2021, the Company shall deliver to the Holder a calculation of the Northeast Gross Profit for the 2020 Fiscal Year, calculated in a manner consistent with the example set forth on Exhibit A hereto (the “2020 Northeast Gross Profit”).

(ii) On or before June 15, 2022, the Company shall deliver to the Holder a calculation of the Northeast Gross Profit for the 2021 Fiscal Year, calculated in a manner consistent with the example set forth on Exhibit A hereto (the “2021 Northeast Gross Profit”).

(b) With the delivery of the calculations set forth in Sections 1(a)(i) and 1(a)(ii), Company shall deliver to Holder the audited Financial Statements of the Business for Fiscal Year 2020 or Fiscal Year 2021, as applicable.

(c) Disputes on Adjusted Metrics. Any dispute between the Holder and the Company by reason of, in connection with, with respect to or as a result of the calculation of the 2020 Northeast Gross Profit or the 2021 Northeast Gross Profit shall be governed by the same procedures set forth in Section 2.8.5 of the Purchase Agreement with respect to the calculation of the Post-Closing Adjustment, mutatis mutandis; provided, however, that notwithstanding anything to the contrary in the Purchase Agreement, if any, the fees, costs and expenses of any Independent Accountant to which any dispute is submitted under this Section 1(c) shall be split equally between the Company and the Holder. Each such party shall fund its fifty percent (50%) portion of such Independent Accountant’s fees, costs and expenses as a condition to initiating the dispute-resolution process for the calculation of the 2020 Northeast Gross Profit or the 2021 Northeast Gross Profit, as applicable.

(d) Determination of the Earned Amount.

(i) The Earned Amount is comprised of a tranche of up to $462,500 with respect to the 2020 Northeast Gross Profit (the “2020 Tranche”), a tranche of up to $462,500 with respect to the 2021 Northeast Gross Profit (the “2021 Tranche”) and a tranche of $75,000 (the “Palatine Tranche”)

(ii) Subject to Section 1(d)(iv), the 2020 Tranche shall be equal to: (A) $462,500, if and only if the 2020 Northeast Gross Profit equals or exceeds the Target Gross Profit (the “2020 Condition”), (B) $0, if and only if (x) the 2020 Condition was not satisfied and (y) and the 2020 Northeast Gross Profit is less than or equal to 90% of the Target Gross Profit, and (C) if and only if (x) the 2020 Condition was not satisfied and (y) and the 2020 Northeast Gross Profit is greater than 90% of the Target Gross Profit but less than 100% of the Target Gross Profit (such percentage of Target Gross Profit, the “2020 Result”), the amount equal to (1) the 2020 Result’s percentage of the range from 90% up to 100% multiplied by (2) $462,500 (e.g., (x) a 2020 Result of 95% is 50% of the range from 90% up to 100%, which results in a 2020 Tranche of $231,250 (i.e., 50% * $462,500); (y) a 2020 Result of 92.5% is 25% of the range from 90% up to 100%, which results in a 2020 Tranche of $115,625 (i.e., 25% * $462,500)).

(iii) Subject to Section 1(d)(iv), the 2021 Tranche shall be equal to: (A) $462,500, if and only if the 2021 Northeast Gross Profit equals or exceeds the Target Gross Profit (the “2021 Condition”), (B) $0, if and only if (x) the 2021 Condition was not satisfied and (y) and the 2021 Northeast Gross Profit is less than or equal to 90% of the Target Gross Profit, and (C) if and only if (x) the 2021 Condition was not satisfied and (y) and the 2021 Northeast Gross Profit is greater than 90% of the Target Gross Profit but less than 100% of the Target Gross Profit (such percentage of Target Gross Profit, the “2021 Result”), the amount equal to (1) the 2020 Result’s percentage of the range from 90% up to 100% multiplied by (2) $462,500 (e.g., (x) a 2020 Result of 95% is 50% of the range from 90% up to 100%, which results in a 2020 Tranche of $231,250 (i.e., 50% * $462,500); (y) a 2020 Result of 92.5% is 25% of the range from 90% up to 100%, which results in a 2020 Tranche of $115,625 (i.e., 25% * $462,500)).

(iv) Each of the 2021 Tranche and the 2022 Tranche shall be $462,500 if and only if (A) the 2020 Condition or the 2021 Condition is not satisfied, and (y) the average of the 2020 Northeast Gross Profit and the 2021 Northeast Gross Profit is equal to or greater than 110% of the Target Gross Profit (the “Combined Condition”).

(e) Payment of the Earned Amount. Subject to the Intercreditor Agreement, (i) the amount of the 2020 Tranche determined pursuant to Section 1(d)(ii) shall be paid to the Holder on June 15, 2022, (ii) the amount of the 2021 Tranche determined pursuant to Sections 1(d)(iii) shall be paid to the Holder on June 15, 2022, (iii) the difference between the amount of the 2021 Tranche and the 2022 Tranche determined pursuant to Section 1(d)(iv) and the amounts of the 2021 Tranche and the 2022 Tranche determined pursuant to Sections 1(d)(ii) and 1(d)(iii), respectively (such difference, them “Combined Portion”), shall be paid to the Holder on June 15, 2022 and (iv) the Palatine Tranche shall be paid to the Holder if not assigned to James Palatine and not exercised by him pursuant to the terms of that certain Membership Interest Purchase and Subscription Agreement, to be dated within 7 days of the execution of this Note, by and between James Palatine and TotalStone, LLC (each such date, the “Payment Date”). If payment of the entire portion of the Earned Amount due on a Payment Date is not made due to the Intercreditor Agreement, the Company shall pay such Earned Amount as soon as permitted under the Intercreditor Agreement.

(f) Target Gross Profit. Attached as Exhibit B is a calculation of the portion of Target Gross Profit consisting of the first ten (10) months of the trailing twelve (12) month period prior to the Closing as determined by the Seller. Within sixty (60) days after the Closing Date, the Seller will deliver to the Company a calculation of the portion of the Target Gross Profit consisting of the 11th and 12th month of the trailing twelve (12)-month period prior to the Closing as determined by the Seller in the same manner as the Seller determined the first ten (10) months of Target Gross Profit.

2. Interest.

(a) Interest on each Earned Amount shall be deemed to accrue at the rate of the greater of (i) three percent per annum or (ii) the applicable federal rate, beginning on the date of this Note through (A) in the case of the amount of the 2020 Tranche determined pursuant to Section 1(d)(ii), December 31, 2020, (B) in the case of the amount of the 2021 Tranche determined pursuant to Section 1(d)(iii), December 31, 2021, (C) in the case of the amount of the Combined Portion, December 31, 2021, and (D) in the case of the Palatine Tranche, December 31, 2021, provided that from and after each such date, interest shall accrue on the applicable Earned Amount at the rate of seven percent (7%) per annum until each such Earned Amount is paid in full.

(b) The Company shall pay all accrued and unpaid interest as soon as permitted under the Intercreditor Agreement.

(c) In the event that any interest rate provided for herein shall exceed the maximum lawful rate, such interest rate shall be limited to such maximum lawful rate. Any payment by the Company of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal of this Note without premium or penalty.

3. Rights of Setoff. Subject to and in accordance with the Purchase Agreement, the Company shall be entitled to set off undisputed payments due and owing to the Buyer under the Purchase Agreement against payments due and owing to or which shall become owing to Holder pursuant to the terms of this Note. If the Company elects to exercise its right of set off, any amounts so set off shall be applied first, to accrued interest and second, to principal outstanding under this Note.

4. Intentionally Omitted.

5. Financial Reporting. The Company shall provide financial statements to the Holder within forty-five (45) days after the end of each fiscal quarter, or at such other times that the Company provides any financial statements to the Lender under the Senior Credit Agreement (as defined in the Intercreditor Agreement) (the “Senior Lender”). Such financial statements shall be in the same form, and with the same certifications as provided to, the Senior Lender.

6. Target Gross Profit Operation of the Business. So long as this Note is outstanding, each of the Company and its subsidiaries:

(a) shall maintain, or cause to be maintained, separate financial books and records of the Company separate and distinct as if the Company is a stand-alone business, whether or not the Company is actually maintained as a stand-alone business; and

(b) shall not change the Fiscal Year of the Company or any of its subsidiaries.

7. Subordination and Security.

(a) All obligations owing to the Holder pursuant to this Note are and shall be subordinate to the Senior Indebtedness (as defined in the Intercreditor Agreement) in accordance with the terms of the Intercreditor Agreement. If the Company would violate a covenant under the Senior Indebtedness by making a payment to the Holder pursuant to this Note, the Company shall pay as much of the amount then due as possible without causing a covenant violation with respect to the Senior Indebtedness, and the unpaid amount shall accrue interest until paid as soon as possible without causing a covenant violation under the Senior Indebtedness.

(b) All obligations owing to the Holder pursuant to this Note are being guaranteed by TotalStone, LLC (the “Guarantor”) pursuant to the Guaranty.

(c) All obligations owing to the Holder pursuant to this Note shall be secured by a security interest in, and lien on, all assets or property of Guarantor and the Company and its subsidiaries as provided in the Security Agreement, which security interest and lien shall be subordinate to the security interest and lien securing the Senior Obligations as provided in the Intercreditor Agreement.

8. Remedies. Subject to the terms of the Intercreditor Agreement, the Holder may take any action against the Company and Guarantor available to it under the Security Agreement or at law or in equity or by statute or otherwise.

9. Definitions and GAAP. Except as otherwise specified in this Section 7, all accounting terms used in this Note shall be interpreted and all accounting calculations, computations and determinations to be made under this Note shall be made in accordance with generally accepted accounting principles in the United States as in effect from time to time, consistently applied in accordance with the Seller’s past practices as reflected in the portion of Target Gross Profit calculated by the Seller as set forth on Exhibit A hereto.

(a) “Financial Statements” means the financial statements for the Company, which financial statements shall be prepared in accordance with GAAP.

(b) “Fiscal Year” means the period beginning on January 1st of any year and ending on December 31st of any year.

(c) “Guaranty” means that certain Guaranty given by TotalStone, LLC and the Company in favor of the Holder dated as of November 13, 2019.

(d) “Intercreditor Agreement” has the meaning assigned to such term in the legend to this Note.

(e) “Northeast Gross Profit” shall mean the gross profit of the Business during the applicable Fiscal Year (which shall be calculated by Company in the same manner by which the Seller calculated Target Gross Profit prior to the Closing) on (i) all sales of any products to Company’s customers (including sales of products from Parent’s product line except for sales of such products to customers of the Seller within the year prior to the Closing Date that were also customers of the Parent within the year prior to the Closing Date), plus (ii) all sales of products from the Company’s product lines to any of Parent’s customers.

(f) “Parent” shall mean Totalstone, LLC, a Delaware limited liability company.

(g) “Security Agreement” means that certain Security Agreement, by and among the Holder, TotalStone, LLC and the Company dated as of November 13, 2019.

(h) “Target Gross Profit” means the Seller’s gross profit for the twelve-month period ending as of the last day of the calendar month most recently ended prior to the Closing Date.

10. Restrictions on Transfer. No Holder of this Note (including the original Holder) shall sell, transfer, assign, negotiate, pledge or otherwise dispose of this Note without the prior written consent of the Company (which consent be granted of withheld in the sole discretion of the Company); provided, however, that the Holder may (a) transfer and assign this Note, or any portion thereof, to one or more of its affiliates which are controlled by the same persons that control Northeast Masonry Distributors, LLC on the date hereof, upon written notice to the Company and (b) transfer and assign the portion of the Note constituting the Palatine Tranche to James Palatine upon written notice to the Company. Any transferee of this Note hereby agrees to take such Note subject to all of the Company’s rights and privileges hereunder. In the event that there is more than one Holder, then the term “Holder” shall include all Holders. Notwithstanding the foregoing, no Holder of this Note (including the original Holder) may sell, transfer, assign, negotiate, pledge or otherwise dispose of all or any portion of this Note (or any of its rights or obligations hereunder) unless such sale, transfer, assignment, negotiation, pledge or other disposition complies with the requirements of the Subordination Agreement (it being understood and agreed that any sale, transfer, assignment, negotiation, pledge or other disposition made in violation of the Subordination Agreement shall be void ab initio).

11. Cancellation. After all principal, accrued interest and fees and expenses at any time owed on this Note, if any, has been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued. Additionally, this Note shall be surrendered to the Company for cancellation once it is determined pursuant to Section 1 that the Satisfaction of Earned Amount conditions cannot occur.

12. Payments.

(a) Subject to the Intercreditor Agreement, the Company shall pay principal and interest on this Note when due in cash by wire transfer of immediately available funds in accordance with the instructions of the Holder previously delivered to the Company in writing.

(b) If any date for payment falls due on a day which is not a Business Day, then such payment date shall be extended to the next succeeding Business Day, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

(c) All payments (including prepayments) of principal, interest and other amounts required hereunder shall be made in immediately available lawful money of the United States of America and shall be made without setoff, recoupment, recission, counterclaim or deduction of any kind. Subject to the terms of the Intercreditor Agreement, each payment under this Note shall be credited first to unpaid fees and expenses, second to accrued and unpaid interest and then to the principal balance of this Note.

13. Demand; Presentment. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest and diligence in taking any action to collect any amount due and owing hereunder, and shall be directly and primarily liable for the payment of all sums due and owing and which become due and owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount due and owing hereunder.

14. Notices. All notices, consents, waivers, demands and other communications required or permitted by this Note shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by e-mail with confirmation of transmission by the transmitting equipment; or (c) mailed to the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, e-mail address or person as a party may designate by notice to the other parties), provided that any notice sent by email shall be deemed received on the first Business Day following such confirmed transmission:

If to the Holder:

3 Belcher Street

Plainville, MA 02762

Attn: Stephen E. Meltzer, Esq.

with a copy to (which shall not constitute notice):

Hinckley, Allen & Snyder LLP

28 State Street

Boston, MA 02109

Attn: Jennifer V. Doran

If to the Company:

c/o Brookstone Partners

232 Madison Avenue, Suite 600

New York, New York 10016

Attn: Michael Toporek

with a copy to (which shall not constitute notice):

Nixon Peabody LLP

70 W. Madison St., Suite 3500

Chicago, IL 60602

Attn: Robert A. Drobnak

15. Governing Law; Jurisdiction. This Note, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Note, or the negotiation, execution or performance of this Note (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Note or as an inducement to enter into this Note), shall be governed by, and enforced in accordance with, exclusively the internal laws of the State of Delaware, including its statutes of limitations. Any suit, action or proceeding with respect to this Note, any such claim or cause of action or any judgment entered by any court in respect of any thereof, shall be brought exclusively in any federal or state court of competent jurisdiction located in the State of Delaware, and the Company and the Holder hereby submit to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding, claim, cause of action or judgment. Each of the Holder and the Company hereby irrevocably waives any objections which it may now or hereafter have to the laying of the venue of any such suit, action, proceeding, claim, cause of action or judgment brought in any such court, and hereby further irrevocably waives any claim that any such suit, action, proceeding, claim, cause of action or judgment brought in any such court has been brought in any inconvenient forum.

16. Amendments and Waivers. No amendment or waiver of any provision of this Note, nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the party against which the enforcement of such amendment or waiver is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

17. No Strict Construction. The Company and the Holder have participated jointly in the negotiation and drafting of this Note. In the event an ambiguity or question of intent or interpretation arises, this Note shall be construed as if drafted jointly by the Company and the Holder, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Note.

18. Waiver of Jury Trial. THE COMPANY AND THE HOLDER AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR OF EITHER OF THEM SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS NOTE, ANY RELATED INSTRUMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION 17 HAVE BEEN FULLY DISCUSSED BY THE COMPANY AND THE HOLDER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE COMPANY NOR THE HOLDER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

19. Execution of Note. This Note may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Note and all of which, when taken together, shall be deemed to constitute one and the same agreement. Counterparts may be delivered by facsimile, electronic mail or other electronic submission.

[signature page follows]

IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date set forth on the first page of this Note.

COMPANY:

NEM PURCHASER, LLC
by TotalStone, LLC, its Managing Member

By:	/s/ Matthew Lipman
	Name:	Matthew Lipman
	Title:	A Manager

[Signature Page to Earn-Out Note]